UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2016

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On August 3, 2016, Bluerock Residential Growth REIT, Inc., or the Company, filed with the U.S. Securities and Exchange Commission, or the SEC, a Current Report on Form 8-K dated August 3, 2016, or the Original Form 8-K, in connection with the issuance by its operating partnership, Bluerock Residential Holdings, L.P., or the Operating Partnership, of units of the Operating Partnership’s long-term incentive plan, or LTIP Units, in payment of the quarterly installment of a base management fee, or the Base Management Fee, to its manager, BRG Manager, LLC, or the Manager, for the three months ended June 30, 2016, payable on August 9, 2016, or the Issuance Date.

As described in the Original Form 8-K, the quarterly installment of the Base Management Fee for the three months ended June 30, 2016 is payable in a number of LTIP Units equal to (i) the dollar amount of the portion of the quarterly installment of the Base Management Fee payable in such LTIP Units (calculated by the Manager as $1,414,833), divided by (ii) the average of the closing prices of the Company’s Class A common stock, $0.01 par value per share, on the NYSE MKT on the five business days prior to the Issuance Date, or the Manager LTIP Units.

This Current Report on Form 8-K/A, or Form 8-K/A, amends Item 3.02 of the Original Form 8-K to specify that 105,036 Manager LTIP Units were issued by the Operating Partnership to the Manager on the Issuance Date in payment of the quarterly installment of the Base Management Fee for the three months ended June 30, 2016 as described in the Original Form 8-K. This Form 8-K/A should be read in conjunction with the Original Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: August 9, 2016	By:	/s/ Christopher J. Vohs
Christopher J. Vohs Chief Accounting Officer and Treasurer